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                                                                   EXHIBIT 10.26

            THIS LEASE made as of the first day of October, 2000.


                  B E T W E E N:

                  LUCLIFF COMPANY LIMITED

                  (hereinafter referred to as the "Landlord")

                                        OF THE FIRST PART

                  - and -

                  VISIBLE GENETICS INC., a Corporation
                  duly incorporated under the laws of the
                  Province of Ontario

                  (hereinafter referred to as the "Tenant")

                                        OF THE SECOND PART



            WHEREAS by a Lease dated the 27th day of March, 2000, (the "Existing Lease") the Landlord leased to the Tenant certain premises being approximately twenty seven thousand, five hundred and four (27,504) square feet on the 9th, 10th, 11th, and 12th floors of the office building known as 700 Bay Street, Toronto, and more particularly described therein, on the terms and conditions therein set forth.

            AND WHEREAS the Tenant wishes to lease additional premises on the 14th floor of the Building adjacent to the premises leased pursuant to the Existing Lease upon the terms and conditions hereinafter set forth.

DEMISE AND TERM

1. In consideration of the rents, covenants, and agreements herein contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby leases to the Tenant and the Tenant leases from the Landlord, the entire 14th floor of the Office Section comprising approximately six thousand, eight hundred and seventy six (6,876) square feet of Rentable Floor Area, and more particularly described as outlined in red on the plan of the 14th floor attached hereto as Schedule "A" to this lease for and during the term of FOUR (4) YEARS, SIX (6) MONTHS, AND FIFTEEN (15) DAYS to be computed from the 15th day of November, 2000, and from thenceforth next ensuing and fully to be completed on the 31st day of May, 2005;

BASIC RENT

2.    (a)   The Tenant shall pay yearly and every year during the Term without any deduction, abatement, set-off, or diminution whatsoever, a Basic Rent of EIGHTY TWO THOUSAND, FIVE HUNDRED AND TWELVE DOLLARS ($82,512.00) of lawful money of Canada, payable in equal consecutive monthly instalments in advance of SIX THOUSAND, EIGHT HUNDRED AND SEVENTY SIX DOLLARS ($6,876.00) upon the date of commencement of the Term and on the first day of each and every calendar month during the Term thereafter, such payments to be made by cheque or money order payable to the Landlord, or as it may direct in writing from time to time, and to be payable at 700 Bay Street, Toronto, Ontario M5G 1Z6, or at such other such place as the Landlord may direct in writing from time to time.

      (b) It is acknowledged and agreed that the rent described in this paragraph 2 is based on an annual rental of TWELVE DOLLARS ($12.00) per square foot of Rentable Floor Area of the Leased Premises. It is further acknowledged and agreed that the Landlord's architect has certified


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that the Leased Premises has a Rentable Floor Area of six thousand, eight hundred and seventy six (6,876) square feet, and the Tenant acknowledges and agrees that it is satisfied with the said Landlord's architect's certificate.

ADDITIONAL RENT

3. The Tenant shall also pay to the Landlord yearly and every year during the Term, Additional Rent as described in the Existing Lease; Without limiting the generality of the foregoing the Tenant shall pay to the Landlord Taxes as described in Article 6 of the Existing Lease and the Tenant's Proportionate Share of Operating Costs as described in Article 5 of the Existing Lease.

LANDLORD'S WORK, EARLY OCCUPANCY

4. The Landlord agrees to do the following work as soon as reasonably possible following execution of this Lease and will use its reasonable efforts to complete such work on or before the 15th day of October, 2000:

      (a) demolish and remove all existing leasehold improvements throughout the Leased Premises including all interior partition walls and floor coverings;

      (b) refurbish the washrooms and the elevator lobby in the Leased Premises to the same standard as the work done on the 9th - 12th floors of the Office Section;

      (c) install new Building standard ceiling tiles and lighting throughout the Leased Premises.

            It is agreed that the foregoing work shall constitute the Landlord's base building work and will not form part of the cost of the Tenant's leasehold improvements described in paragraph 6 below.

            If the Landlord has not substantially completed the work described in subparagraphs (a) and (c) above by October 15, 2000, then the commencement date of the Term shall not be postponed but the Tenant shall not be required to pay any Basic Rent or Additional Rent until the date that is thirty (30) days after the Landlord has substantially completed such work; provided that the Tenant shall be required to pay for any Additional Services and for utilities consumed in the Leased Premises during such period.

5.          As soon as the Landlord's Work described in subparagraphs 4 (a) and
(c) above is substantially completed, the Tenant shall be entitled to occupy the Leased Premises prior to the commencement date of the Term, but upon not less than one (1) business day's written notice to the Landlord, for the purposes of constructing its leasehold improvements, including installation of its trade fixtures, furniture, equipment, and telephone and computer cabling. The Tenant shall be bound by all of the terms, conditions, covenants, and provisos of this Lease during any period of occupation prior to the commencement date of the Term, save and except that during such period or periods the Tenant shall not be required to pay any Basic Rent or Additional Rent whether or not the Tenant carries on business in the Leased Premises; provided that the Tenant shall be required to pay for any Additional Services and for utilities consumed in the Leased Premises during any such period of early occupancy.

TENANT'S LEASEHOLD IMPROVEMENTS ALLOWANCE

6. Provided that this Lease has been fully executed by the Landlord and the Tenant the Landlord shall pay to the Tenant a leasehold improvement allowance (the "Allowance") of up to TWENTY DOLLARS ($20.00) per square foot of Rentable Floor Area of the Leased Premises; The Allowance will be paid on a monthly basis as the costs are incurred as evidenced by invoices related to Tenant improvements work on the Leased Premises delivered to the Landlord by the Tenant up to the maximum of TWENTY DOLLARS ($20.00) per square foot as aforesaid. The construction of the Tenant's leasehold improvements shall be governed by the provisions of Section 7.16 of the


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Existing Lease.


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OPTION TO RENEW

    7. If the Tenant has exercised the option to renew described in Section
19.02 of the Existing Lease and provided that the Tenant has reasonably abided by all the terms, conditions, and covenants of this Lease, including the covenant to pay rent, is not then in default of any such term, condition, or covenant beyond any applicable notice and cure periods, and has not become insolvent or bankrupt or had a receiver appointed in respect of its assets or business the Tenant shall have the option to renew this Lease for one further term of five (5) years; Provided that in order to exercise its option to renew the Tenant shall be required to give the Landlord notice thereof in writing not later than November 30, 2004, and not earlier than June 1, 2004. If the Tenant does not deliver the notice as aforesaid, this Lease shall terminate upon the expiration of the Term on May 31, 2005. Any renewal pursuant to this paragraph 7 shall be upon the same terms, conditions, and covenants contained in this Lease, except that:

      (a)   there shall be no further right to renew this Lease;

      (b) the Basic Rent payable pursuant to paragraph 2 of this Lease shall not apply, but the Basic Rent for such renewal term shall be the market rental per square foot for similar improved premises in the Building and any other buildings of comparable quality, size, age, and location as the Building at the commencement of the renewal term multiplied by the number of square feet of Rentable Floor Area of the Leased Premises. If the Landlord and the Tenant have not agreed upon such said current market rental prior to sixty (60) days before the expiry of the Term the issue shall NOT be referred to arbitration, but this option to renew shall be null and void and the Term shall expire on May 31, 2005;

      (c) Sections 19.03, 19.04 and 19.05 of the Existing Lease shall not apply and paragraphs 4, 5, and 6 of this Lease shall not apply;

      (d) for greater clarity the Leased Premises shall be leased on an "as is" basis, the Landlord shall not be required to do any work in connection therewith, including any of the work described in Section 19.04 of the Existing Lease or paragraph 4 above, and there shall be no rent free period, fixturing period, leasehold improvement allowance, or other tenant inducement payments or allowances.

INCORPORATION OF TERMS AND
CONDITIONS OF EXISTING LEASE

8.    (a)   The Landlord and the Tenant covenant and agree that except as otherwise provided for in this Lease, the terms, conditions, covenants, and provisos contained the Existing Lease shall be incorporated into and shall form part of this Lease, and the Landlord and the Tenant shall be bound by and shall observe and perform all of the terms, conditions, covenants, and agreements on their parts respectively to be performed or observed thereunder. For greater clarity the provisions of Article 3 of the Existing Lease (Demise and Term) and
Section 4.01 (Basic Rent) shall not apply to this Lease and the provisions of paragraph 1, 2, and 4 shall apply in their place and stead.

      (b) Notwithstanding the provisions of subparagraph (a) above the following sections of the Existing Lease shall not apply to and shall not form part of this Lease:

            (i) Section 19.01 regarding the Tenant's Option to Extend the 9th Floor Term;

            (ii) Section 19.02 regarding an Option to Renew; The Tenant's Option to renew this Lease shall be as set out in paragraph 7 of this Lease;

            (iii) Section 19.03 regarding the Tenant's Leasehold Improvements (Tenant's Allowance;

            (iv)  Section 19.09 regarding Parking;


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            (v)   Section  19.10  regarding  Tenant's  Right of first  Offer with respect to the 14th floor;

            (vi)  Section 19.11 regarding Commission.

      (c) All terms and expressions defined in the Existing Lease shall have the same meanings when used in this lease as when used in the Existing Lease unless the context otherwise requires and except that:

                  (i) "Leased Premises" shall mean the Leased Premises described in paragraph 1 of this Lease;

            (ii) "Term" shall mean the Term described in paragraph 1 of this Lease;

                  (iii) "Existing Lease" shall mean the Lease described in the first recital to this Lease and shall NOT mean the "Existing Lease" described in Section 3.02 of the said Existing Lease.


            IN WITNESS WHEREOF the parties of the first and second parts have hereunto affixed their respective corporate seals, attested by the hands of their duly authorized officers in that behalf.
                                             LUCLIFF COMPANY LIMITED



                                             Per:_______________________________
                                                   Joseph Fong, General Manager

                                             Date of signature:

                                             VISIBLE GENETICS INC.



                                             Per:_______________________________
                                                   Thomas J. Clarke,
                                                   Chief Financial Officer

                                             Date of signature: